UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 02, 2010

RAPHAEL INDUSTRIES LTD.
(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road Suite 430
Reno NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A
(Former name or former address, if changed since last report)

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 02, 2010 the Company appointed Ronald Hughes as Corporate Secretary. Since February 11, 2010 Mr. Hughes has been the Chief Executive and Chief Financial Officer and Director for the Company. For the last five years Mr. Hughes has been President, CEO & Director of TransAmerican Energy Inc., a TSX-Venture Exchange listed Company. While with TransAmerican, Mr. Hughes was responsible for the acquisition of the company’s initial producing oil and gas assets and for the year ended April 30, 2009 the company realized revenues of Canadian Dollar 932,000. Mr. Hughes also sits on the Boards of VisionQuest Energy Group, and Precision Enterprises Inc., both publicly traded companies in Canada. Mr. Hughes has 20 years of experience in early stage Business Development and he will be responsible for assessing and evaluating new business opportunities for Raphael. Mr. Hughes studied Resource Economics & Management from the University of Alberta.

There is no family relationship between Mr. Hughes and any other director or executive officer in Raphael Industries Ltd. Mr. Hughes is currently not a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raphael Industries Ltd.

RON HUGHES
Ron Hughes
Chief Executive Officer, Chief Financial Officer
Secretary, Director